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                                                                    Exhibit 99.2

                      [Letterhead of UBS Securities LLC]

March 12, 2004

CONSENT OF UBS SECURITIES LLC

         We hereby consent to the use of our opinion letter dated December 18, 2003 to the Board of Directors of Espotting Media, Inc. ("Espotting") as Appendix C to the prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of an indirect wholly owned subsidiary of FindWhat.com with and into Espotting and to the references to our firm in the joint proxy statement/prospectus under the headings "Proposal I--Issuance of Shares of FindWhat Common Stock," "Summary--Opinion of Espotting's Financial Advisor" and "Opinions of Financial Advisors--Opinion of Espotting's Financial Advisor."

         In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of "experts" as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                        UBS SECURITIES LLC


                                                        By: /s/ Pat Guerin
                                                           ---------------------
                                                        Name:  Pat Guerin
                                                        Title: Managing Director


                                                        By: /s/ Seth Ferguson
                                                           ---------------------
                                                        Name:  Seth Ferguson
                                                        Title: Managing Director